UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 28, 2007

(Date of Earliest Event Reported)

1st Pacific Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-52436	20-5738252
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

4275 Executive Square, Suite 650, La Jolla, California 92037

(Address of principal executive offices)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01              Entry into a Material Definitive Agreement

On June 28, 2007, 1st Pacific Bancorp, a bank holding company incorporated in the State of California  (the “Company”), completed a private placement of $5,000,000 in aggregate principal amount of floating rate preferred securities (the “Trust Preferred Securities”) through a newly formed Delaware trust affiliate, FPBN Trust I (the “Trust”). The Trust Preferred Securities mature on September 1, 2037, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a variable interest rate equal to the 3-month London Interbank Offered Rate (“LIBOR”) rate plus 1.40% per annum. The Trust simultaneously issued all of the Trust’s issued and outstanding common securities (the “Common Securities”) to the Company for a purchase price of $155,000.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $5,155,000 in aggregate principal amount of the Company’s unsecured floating rate junior subordinated debt securities due September 1, 2037 issued by the Company (the “Junior Subordinated Debt Securities”). The net proceeds to the Company from the sale of the Junior Subordinated Debt Securities will be used by the Company to fund a portion of the cash consideration in the acquisition of Landmark National Bank which was completed effective July 1, 2007.

The Junior Subordinated Debt Securities were issued pursuant to an Indenture (the “Indenture”) dated as of June 28, 2007, between the Company and Wilmington Trust Company, a Delaware banking corporation, as trustee (hereinafter sometimes called the “Trustee”). The Company’s payments due on all Junior Subordinated Debt Securities shall, to the extent and in the manner set forth in the Indenture, be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred.

The terms of the Junior Subordinated Debt Securities are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Debt Securities paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities.

The Indenture permits the Company to defer interest payments on the Junior Subordinated Debt Securities (in which case the Trust will be entitled to defer distributions otherwise due on the Trust Preferred Securities) for up to 20 consecutive quarters, provided there is no event of default. During an extension period, the Company may not make certain distributions or payments as set forth in the Indenture.

The Junior Subordinated Debt Securities are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Trust Preferred Securities will be recorded as a long-term liability on the Company’s balance sheet; however, for regulatory purposes the Trust Preferred Securities will be treated as Tier 1 or Tier 2 capital under the rulings of the Company’s primary regulator, the Federal Reserve Board.

The entire principal of the Junior Subordinated Debt Securities and any premium and interest accrued, but unpaid, thereon shall become immediately due and payable: (1) without further action upon the occurrence of certain, specified events of default listed in the Indenture relating to (a) the Company voluntarily entering or involuntarily remaining in bankruptcy or liquidation, (b) a receiver being appointed for 1st Pacific Bank of California, or (c) the liquidation or winding up of the Trust in certain circumstances; and/or (2) upon written notice to the Company by the trustee under the Indenture or the holders of 25% of the outstanding Junior Subordinated Debt Securities, if the Company defaults in payment of any interest upon Junior Subordinated Debt Securities, following the nonpayment of any such interest for twenty or more consecutive Interest Periods (as defined in the Indenture).

On June 28, 2007, the Company also entered into a Guarantee Agreement with Wilmington Trust Company for the benefit of the holders of the capital securities of the Trust, pursuant to which the Company has agreed to irrevocably and unconditionally guarantee, with respect to the Trust Preferred Securities and to the extent not paid by the Trust, accrued and unpaid distributions on the Trust Preferred Securities and the redemption price payable to the holders of the Trust Preferred Securities, in each case to the extent the Trust has funds available.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust (the “Declaration”) dated as of June 28, 2007, by and among the Company, Wilmington Trust Company, as Delaware and institutional trustee, and the administrators named therein.

The foregoing description is qualified in its entirety by reference to the full text of the Declaration, a copy of which is attached hereto as Exhibit 10.1, the Indenture, a copy of which is attached hereto as Exhibit 10.2, and the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 2.01              Completion of Acquisition or Disposition of Assets

On July 1, 2007, the Company completed the acquisition of Landmark National Bank pursuant to an Agreement and Plan of Reorganization and Merger date February 22, 2007 (“Agreement”) under the terms of which Landmark National Bank merged with and into 1st Pacific Bank of California, a wholly owned subsidiary of the Company.

Shareholders of Landmark National Bank will have the right to exchange each share of Landmark National Bank common stock they own for either (i) 0.778125 shares of the Company’s common stock, (ii) $12.45 in cash or (iii) a combination of both, at the election of the holder, subject to certain restrictions in the Agreement. Landmark National Bank shareholders’ election of the type of consideration they wish to receive is subject to the requirements that approximately 65 percent of the shares of Landmark National Bank common stock are converted into the Company’s common stock and 35 percent of the shares of Landmark National Bank common stock are exchanged for cash.

A copy of the press release announcing the completion of the acquisition of Landmark National Bank is attached hereto as Exhibit 99.1.

Item 2.03              Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item is included in Item 1.01 above, which is incorporated herein by reference.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement and effective as of the completion of the acquisition of Landmark National Bank by 1st Pacific Bancorp on July 1, 2007, Ronald J. Carlson and Christopher Scripps McKellar have been appointed to the Board of Directors of 1st Pacific Bancorp. Mr. McKellar is expected to serve on the Company’s Loan and Mergers/Acquisition and Capitalization Committees. Mr. Carlson is expected to serve on the Company’s Audit and Loan Committees.

Neither Mr. McKellar nor Mr. Carlson has previously held any position or office with 1st Pacific Bancorp. Additional information about both Mr. McKellar and Mr. Carlson can be found in the sections entitled “LANDMARK NATIONAL BANK PROPOSAL II – ELECTION OF DIRECTORS” and

“DESCRIPTION OF 1ST PACIFIC BANCORP – Board of Directors and Committees” in the Company’s Registration Statement on Form S-4/A filed on May 14, 2007 (File No. 333-141955 / Film No. 07846427), which is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.

Item 9.01              Financial Statements and Exhibits

(a)   The financial statements for Landmark National Bank as of December 31, 2006 and December 31, 2007 are incorporated by reference from the Company’s Registration Statement on Form S-4/A filed on May 14, 2007 (File No. 333-141955 / Film No. 07846427) pursuant to General Instruction B.3 of Form 8-K.  The remaining financial statements required by this item will be filed by amendment on or before September 13, 2007.

(b)   The pro forma financial information required by this item will be filed by amendment on or before September 13, 2007.

(c)   Not applicable

(d)   Exhibits

Exhibit 2.1        Agreement and Plan of Reorganization and Merger by and between 1st Pacific Bancorp, Landmark National Bank and 1st Pacific Bank of California dated as of February 22, 2007, incorporated by reference to Appendix A of the Company’s Registration Statement on Form S-4/A filed on May 14, 2007 (File No. 333-141955 / Film No. 07846427) pursuant to General Instruction B.3 of Form 8-K.

Exhibit 10.1      Declaration of Trust of FPBN Trust I, dated as of June 28, 2007, among 1st Pacific Bancorp, as sponsor, the California and institutional trustee named therein, and the administrators names therein.

Exhibit 10.2      Indenture, dated as of June 28, 2007, between 1st Pacific Bancorp, as issuer, and the trustee named therein, relating to the Junior Subordinated Debt Securities due 2037.

Exhibit 10.3      Guarantee Agreement, dated as of June 28, 2007, between 1st Pacific Bancorp and the guarantee trustee named therein.

Exhibit 99.1      Press Release issued by 1st Pacific Bancorp on July 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: July 3, 2007	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer